CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of Invesco Management Trust of our report dated October 29, 2019, relating to the financial statements and financial highlights, which appear in Invesco Conservative Income Fund’s Annual Report on Form N-CSR for the year ended August 31, 2019. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Houston, Texas
December 9, 2019